Exhibit 99.3

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

(i)       Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)      Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

(iii)     Each of them agrees that the Schedule 13D to which this Exhibit is attached shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended.

Date: June 8, 2023

Boscolo Intervest Limited

By: /s/ Rafael Urquia II

      Rafael Urquia II

Its: Director / Secretary

Chelt Trading Limited

By: /s/ Rafael Urquia II

       Rafael Urquia II

Its: Director / Secretary

The Highview Trust

By: /s/ Jaime Javier Montealegre Lacayo

       Jaime Javier Montealegre Lacayo

Its: Trustee

Jaime Javier Montealegre Lacayo

By: /s/ Jaime Javier Montealegre Lacayo

Name:       Jaime Javier Montealegre Lacayo